United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2009

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2009, Kurt Fullmer notified American CareSource Holdings, Inc. (the “Company”) of his resignation as the Company’s Vice President of Client Development effective July 31, 2009.

The Company has made an offer to enter into a Release and Acknowledgement Agreement (the “Agreement”) with Kurt Fullmer in connection with his resignation. The Agreement provides for, among other things, cash payments by the Company to Mr. Fullmer of an aggregate of approximately $112,500 over the next six months. The Agreement also provides that restricted stock units exercisable for 8,761 shares of common stock that Mr. Fullmer had previously received as a bonus for 2008 vest immediately, that options to purchase 17,500 shares that Mr. Fullmer had previously received will vest through September 24, 2009 as compensation for consulting services to be rendered through such time, and that all other unvested options and grants shall expire. The Company’s offer remains outstanding through August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: August 6, 2009	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Principal Accounting Officer and Controller